Exhibit 99

Convergys News Release

Convergys Reports First Quarter Results

(Cincinnati; May 3, 2011) — Convergys Corporation (NYSE: CVG), a global leader in relationship management, today announced its financial results for the first quarter of 2011.

First Quarter Summary

•	Revenue of $545 million, consistent with prior year;

•	Adjusted EBITDA of $71 million, consistent with prior year;

•	GAAP diluted EPS of $0.28; non-GAAP diluted EPS increased to $0.24;

•	Free cash flow of $17 million;

•	Sold finance and accounting business for $10 million, pretax gain of $7 million;

•	Repurchased 1.4 million shares at average price of $13.80 per share;

•	Confirming full-year GAAP guidance.

“The business produced solid revenue, earnings, and cash flow,” said Jeff Fox, president and CEO of Convergys. “Through investments in our global footprint, R&D, and account management, we are making progress delivering value to our clients and winning more business. We continue to anticipate revenue growth and margin expansion in the second half of the year, and we are confirming our full-year guidance. We ended the quarter with an improved net debt position after repurchasing $19 million of stock.”

As was announced previously, Convergys completed the sale of its finance and accounting (F&A) business for $10 million in the first quarter of 2011. The company’s 2011 business outlook takes into account the loss of revenue and earnings and the non-operating gain from the sale of the F&A business. To provide clarity when comparing 2011 GAAP guidance and results to the prior year, reconciliation tables of GAAP to non-GAAP and adjusted EBITDA results are attached.

Revenue – First-quarter 2011 revenue was $545 million, compared with $546 million in the same period last year.

Operating Income – First-quarter 2011 GAAP operating income was $37 million, compared with $22 million in the first quarter of 2010. First-quarter 2010 GAAP operating income included charges of $12 million for the CEO transition and costs related to the HR Management business which was sold last year. On a non-GAAP basis, first-quarter 2011 operating income was $37 million, compared with $35 million in the same period last year.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – First-quarter 2011 adjusted EBITDA was $71 million, excluding a $7 million gain on the sale of the F&A business, compared with $71 million, excluding a net benefit of $1 million consisting of the $12 million CEO transition and HR Management-related costs and a non-operating reserve reduction benefit of $13 million, in the first quarter of 2010.

Net Income – First-quarter 2011 GAAP net income was $35 million, or $0.28 per diluted share, including a $4 million, or $0.04 per diluted per share, net-of-tax gain on the sale of the F&A business, compared with income from continuing operations of $26 million, or $0.20 per diluted share, including the CEO and HR Management-related charges and non-operating reserve reduction discussed above, in the first quarter of 2010. On a non-GAAP basis, first-quarter 2011 adjusted net income was $31 million, or $0.24 per diluted share, compared with $27 million, or $0.21 per diluted share, in the same period last year.

Free Cash Flow – First-quarter 2011 free cash flow was $17 million, compared with $34 million in the same period last year.

Share Repurchase – During the first quarter of 2011, Convergys purchased 1.4 million shares for $19 million, or an average price of $13.80 per share. 3.2 million Convergys shares remained authorized for repurchase at March 31, 2011.

Net Debt – Net debt was $17 million at the end of the first quarter of 2011, compared with $24 million at December 31, 2010, and $109 million at the end of the first quarter of last year.

First Quarter Segment Performance

Customer Management – First-quarter 2011 Customer Management revenue was $459 million, compared with $464 million in the same period last year. First-quarter 2011 Customer Management operating income was $32 million, including a negative impact from a client bankruptcy, compared with $34 million in the same period last year. First-quarter 2011 Customer Management operating margin was 7.0 percent, compared with 7.3 percent in the same period last year.

Information Management – First-quarter 2011 Information Management revenue was $80 million, compared with $82 million in the same period last year. First-quarter 2011 Information Management operating income was $7 million, similar to the same period last year. First-quarter 2011 Information Management operating margin was 9.0 percent, compared with 8.4 percent in the same period last year.

Corporate and Other – First-quarter 2011 Corporate and Other operating loss of $2 million primarily reflects long-term incentive compensation costs and a $2 million executive retirement plan curtailment credit, compared with operating loss of $19 million for CEO transition costs, HR Management-related charges, long-term incentive compensation and other costs, in the same period last year.

2011 Business Outlook

Convergys expectations for the full year 2011 remain unchanged and are as follows:

•	Customer Management revenue to exceed $1.84 billion;

•	Information Management revenue to exceed $0.34 billion;

•	GAAP EPS of $1.00 to $1.15;

•	EBITDA of $295 million to $325 million;

•	Free cash flow to exceed net income.

Forward-Looking Statements Disclosure and “Safe Harbor” Note:

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward-looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance,” “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of major industries that we serve; (iii) our inability to protect personally identifiable data against unauthorized access or unintended release; (iv) our inability to maintain and upgrade our technology and network equipment in a timely manner; (v) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; and (vi) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com

Non-GAAP Financial Measures:

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

Management uses free cash flow to assess the financial performance of the company. Convergys’ management believes that free cash flow is useful to investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations, such as investment in the company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the company’s balance sheet, to repurchase the company’s stock, and to repay the company’s debt obligations. Management also believes the presentation of this measure will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above.

Management uses operating income excluding these CEO transition and HR Management related costs and net income and earnings per share data excluding those operating costs and the impact of the gain on the sale of the Finance and Accounting outsourcing line of business and the reduction of the non-operating reserve to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the `performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation:

Convergys will hold its First Quarter Financial Results webcast presentation at 8:30 A.M., Eastern Daylight Time, Wednesday, May 4. It will feature President and CEO Jeff Fox and CFO Earl Shanks. The webcast presentation will take place live and will then be available for replay at this link — http://tinyurl.com/3em55v2 The replay will be available through June 3.

About Convergys

Convergys Corporation (NYSE: CVG) is a global leader in relationship management. We provide solutions that drive more value from the relationships our clients have with their customers. Convergys turns these everyday interactions into a source of profit and strategic advantage for our clients.

For more than 30 years, our unique combination of domain expertise, operational excellence, and innovative technologies has delivered process improvement and actionable business insight to marquee clients all over the world.

Convergys has approximately 70,000 employees in 67 customer contact centers and other facilities in the United States, Canada, Latin America, Europe, the Middle East, Africa, and Asia, and our global headquarters in Cincinnati, Ohio. For more information, visit www.convergys.com

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

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Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

John Pratt, Public/Media Relations

+1 513 723 3333 or john.pratt@convergys.com

Convergys Corporation

Consolidated Statements of Income

(Unaudited)

	For the Three Months
	Ended Mar 31,		%
(In millions except per share amounts)	2011	2010	Change

Revenues	$544.6	$546.0	(0)

Costs and Expenses:
Cost of Providing Services and Products Sold	338.7	322.0	5
Selling, General and Administrative	131.8	158.6	(17)
Research and Development Costs	13.5	15.1	(11)
Depreciation	21.2	25.6	(17)
Amortization	2.4	2.6	(8)

Total Costs and Expenses	507.6	523.9	(3)

Operating Income	37.0	22.1	67

Equity in Earnings of Cellular Partnerships	10.2	13.3	(23)
Other Income, net	7.6	8.3	(8)
Interest Expense	(4.6)	(5.7)	(19)

Income Before Income Taxes and Discontinued Operations	50.2	38.0	32

Income Tax Expense	15.3	12.4	23

Income from Continuing Operations, net of tax	34.9	25.6	36
Income from Discontinued Operations, net of tax expense of $4.5 for the three months ended March 31, 2010	—	9.7	NM

Net Income	$34.9	$35.3	(1)

Basic Earnings Per Common Share
Continuing Operations	$0.29	$0.21	38
Discontinued Operations	$—	$0.08	NM

Net Basic Earnings Per Common Share	$0.29	$0.29	0

Diluted Earnings Per Common Share
Continuing Operations	$0.28	$0.20	40
Discontinued Operations	$—	$0.08	NM

Net Diluted Earnings Per Common Share	$0.28	$0.28	0

Weighted Average Common Shares Outstanding
Basic	122.1	123.4
Diluted	126.0	125.9

Market Price Per Share
High	$15.00	$13.09
Low	$13.17	$10.57
Close	$14.36	$12.26

Convergys Corporation

Consolidated Balance Sheets

	(Unaudited)
(In millions)	Mar. 31, 2011	Dec. 31, 2010

Assets

Cash and Cash Equivalents	$166.3	$186.1
Receivables - Net	362.1	371.6
Other Current Assets	145.5	136.0
Current Assets - Held for Sale	11.8	11.8
Property and Equipment - Net	341.4	347.6
Other Assets	1,081.7	1,072.2

Total Assets	$2,108.8	$2,125.3

Liabilities and Shareholders’ Equity

Debt Maturing in One Year	$63.9	$91.0
Other Current Liabilities	358.2	380.2
Other Liabilities	356.6	350.7
Long-Term Debt	119.6	119.3
Common Shareholders’ Equity	1,210.5	1,184.1

Total Liabilities and Shareholders’ Equity	$2,108.8	$2,125.3

Convergys Corporation

Summarized Statements of Cash Flows

(Unaudited)

	For the Three Months Ended Mar 31,
(In millions)	2011		2010

Net cash provided by operating activities	$34.8		$48.5

Net cash used in investing activities	(7.7	)(a)	(17.6	)(a)

Net cash used in financing activities	(46.9)		(254.2)

Net decrease in cash	$(19.8)		$(223.3)

(a) Includes $17.7 and $14.6 of capital expenditures, net, for the three months ended Mar. 31, 2011 and 2010, respectively.

Convergys Corporation

Segment Revenues and Operating Income

(Unaudited)

(In millions)	For the Three Months Ended Mar 31,		%
	2011	2010	Change

Revenues:
Customer Management	$458.5	$463.6	(1)
Information Management	79.8	82.4	(3)
Corporate	6.3	(0.0)

Revenue	$544.6	$546.0	(0)

Operating Income (Loss):
Customer Management	$32.2	$33.8	(5)
Information Management	7.2	6.9	4
Corporate and Other
Discontinued Operations	—	(6.2)	(100)
CEO transition costs	—	(6.2)	(100)
Post-retirement benefit curtailment	1.5	—	NM
Other	(3.9)	(6.2)	(37)

	(2.4)	(18.6)	(87)

Operating Income	$37.0	$22.1	67

Convergys Corporation

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	For the Three Months Ended Mar 31,
	2011	2010

Operating income as reported under U.S. GAAP	$37.0	$22.1

CEO transition costs (a)	—	6.2
HR Management costs not qualifying as Discontinued Operations (b)	—	6.2

Total charges	—	12.4

Adjusted operating income (a non-GAAP measure)	$37.0	$34.5

Income from continuing operations, net of tax, as reported under U.S. GAAP	$34.9	$25.6

Total operating charges from above, net of tax	—	9.1
Gain on sale of F&A line of business of $7.0, net of tax (c)	(4.3)	—
Non-operating reserve reduction of $13, net of tax (d)	—	(8.1)

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$30.6	$26.6

Diluted EPS from continuing operations as reported under U.S. GAAP	$0.28	$0.20

Impact of net charges included in continuing operations, net of tax	(0.04)	0.01

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.24	$0.21

(a)	On February 10, 2010, the Company announced the termination of David F. Dougherty’s role as President and Chief Executive Officer of the Company and the appointment of Jeffrey H. Fox to these roles. The Company recognized expense of $6.2 during the quarter ended March 31, 2010 related to this transition.
(b)	In March 2010, the Company signed a definitive agreement to sell the HR Management business. The sale was substantially completed in June 2010. Although the results of operations met the criteria for presentation as discontinued operations and therefore are presented on this basis for all periods presented, certain costs previously allocated to the HR Management segment do not qualify for discontinued operations accounting treatment and are required to be reported as costs within continuing operations. The Company classified $6.2 of these costs which previously would have been presented within the HR Management segment within continuing operations for the three months ended March 31, 2010.
(c)	In the first quarter of 2011, the Company completed the sale of the Finance and Accounting outsourcing line of business for approximately $10, resulting in a pre-tax gain of $7.0 and an after tax of $4.3.
(d)	In the first quarter of 2010, a reduction in a previously established non-operating reserve resulted in a positive impact to earnings of $13.0.

Management uses operating income excluding the CEO transition and HR Management related costs and net income and earnings per share data excluding those operating costs and the impact of the gain on the sale of the Finance and Accounting outsourcing line of business and the reduction of the non-operating reserve to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months Ended Mar 31,
(In millions)	2011	2010

Net cash provided by operating activities	$34.8	$48.5

Capital expenditures, net	(17.7)	(14.6)

Free cash flow (a non-GAAP measure)	$17.1	$33.9

Free cash flow – Management uses free cash flow to assess the financial performance of the Company. Convergys’ Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow facilitates Management’s ability to strengthen the Company’s balance sheet, to repurchase the Company’s common shares and to repay the Company’s debt obligations.

Limitations associated with the use of free cash flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above. This non-GAAP measure should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months Ended Mar 31,
(In millions)	2011	2010

Income from Continuing Operations, net of tax	$34.9	$25.6

Depreciation and Amortization	23.6	28.2
Interest expense	4.6	5.7
Income tax expense	15.3	12.4

EBITDA	78.4	71.9

Gain on sale of F&A line of business	(7.0)	—
CEO transition costs	—	6.2
HR Management costs not qualifying as Discontinued Operations	—	6.2
Non-operating reserve reduction	—	(13.0)

Adjusted EBITDA (a non-GAAP measure)	$71.4	$71.3

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses both the non-GAAP measures, EBITDA and Adjusted EBITDA, and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

Convergys Corporation

Customer Management

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended Mar 31,		% Change
	2011	2010

Revenues:
Communications	$267.6	$268.8	(0)
Technology	41.9	37.5	12
Financial Services	54.6	64.2	(15)
Other	94.4	93.1	1

Total Customer Management Revenues	458.5	463.6	(1)

Costs and Expenses:
Cost of Providing Services and Products Sold	291.5	277.9	5
Selling, General and Administrative	114.1	127.7	(11)
Research and Development Costs	3.9	5.5	(29)
Depreciation	14.9	16.8	(11)
Amortization	1.9	1.9	—

Total Costs and Expenses	426.3	429.8	(1)

Operating Income as reported under U.S. GAAP	$32.2	$33.8	(5)

Depreciation	14.9	16.8
Amortization	1.9	1.9

EBITDA (a non-GAAP measure)	$49.0	$52.5	(7)

Operating Margin	7.0%	7.3%

EBITDA Margin (a non-GAAP measure)	10.7%	11.3%

The Company presents the non-GAAP financial measure EBITDA because management uses this measure to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measure EBITDA. EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measure, EBITDA, and the GAAP measure, operating income, in evaluation of the segment’s underlying performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above. This non-GAAP measure should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

Convergys Corporation

Information Management

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended Mar 31,		% Change
	2011	2010

Revenues:
Data Processing	$13.8	$17.2	(20)
Professional and Consulting	29.9	30.3	(1)
License and Other	36.1	34.9	3

Total Information Management Revenues	79.8	82.4	(3)

Costs and Expenses:
Cost of Providing Services and Products Sold	42.3	44.2	(4)
Selling, General and Administrative	17.1	17.1	0
Research and Development Costs	9.6	9.6	0
Depreciation	3.1	3.9	(21)
Amortization	0.5	0.7	(29)

Total Costs and Expenses	72.6	75.5	(4)

Operating Income as reported under U.S. GAAP	$7.2	$6.9	4

Depreciation	3.1	3.9
Amortization	0.5	0.7

EBITDA (a non-GAAP measure)	$10.8	$11.5

Operating Margin	9.0%	8.4%

EBITDA Margin (a non-GAAP measure)	13.5%	14.0%

The Company presents the non-GAAP financial measure EBITDA because management uses this measure to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measure EBITDA. EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measure, EBITDA, and the GAAP measure, operating income, in evaluation of the segment’s underlying performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above. This non-GAAP measure should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.